UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2013 (March 5, 2013)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9112 Spectrum Center Boulevard, San Diego, California 92123

(Address of principal executive offices, including zip code)

(858) 571-5555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, Overland Storage, Inc. (the “Company”) entered into a Note Purchase Agreement (the “NPA”) with the note purchasers party thereto (the “Purchasers”) on February 12, 2013. Pursuant to the NPA, the Company issued and sold to the Purchasers convertible promissory notes of the Company in an aggregate original principal amount of $13.25 million in exchange for the payment of the purchase price by the Purchasers in an equivalent amount.

On March 5, 2013, the Company entered into an Amendment to the NPA (the “Amendment”) with the Purchasers. Pursuant to the Amendment, the NPA was amended to provide that the Company may not pay interest in shares of the Company’s common stock (“Common Stock”) at a price per share lower than $0.98, which was the closing price per share of the Common Stock on the date of the NPA, and, in the event of a share price lower than $0.98, the Company will have the option to pay interest in a combination of stock and cash as set forth in the Amendment.

The above description of the Amendment is qualified in its entirety by reference to Exhibit 10.1, which is attached hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment to Note Purchase Agreement, dated March 5, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: March 8, 2013		/s/ Kurt. L. Kalbfleisch
	By:	Kurt. L. Kalbfleisch
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Note Purchase Agreement, dated March 5, 2013.